Prudential                         Prudential Capital Group
                                   Corporate Finance
                                   Two Prudential Plaza, Suite 5600,
                                   Chicago IL 60601-6716
                                   Tel 3l2 540-0931 Fax 3l2 540-4222



                              As of January 29, 1998

Ace Hardware Corporation
2200 Kensington Court
Oak Brook, Illinois 60521

Attention: Treasurer

     Re: Second Modification of Amended and Restated Note Purchase and Private Shelf Agreement dated as of August 23, 1996, as amended by the First Modification of Amended and Restated Purchase and Private Shelf Agreement dated as of April 2, 1997 (the "Note Agreement"), by and between Ace Hardware Corporation (the "Company") and The Prudential Insurance Company of America ("Prudential")

Ladies and Gentlemen:

     Reference is made to the above-captioned Note Agreement, pursuant to which the Company issued and sold (or will issue and sell) and Prudential purchased (or will purchase) the Company's (i) 6.47% Senior Series A Notes in the original principal amount of $30,000,000, due June 22, 2008,
(ii) 7.49% Senior Series B Notes in the original principal amount of $20,000,000, due June 15, 2011, (iii) 7.55% Senior Series C Notes in the original principal amount of $30,000,000, due March 25, 2009 and (iv) 6.61% Senior Series D Notes in the original principal amount of $25,000,000, due February 9, 2010. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement.

     Pursuant to the request of the Company and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:

     SECTION 1. Amendment. From and after the date this letter becomes effective in accordance with its terms, the Note Agreement is amended as follows:

     1.1 Paragraph 1B is amended by deleting "$70,000,000" and substituting "$75,000,000" therefor. The Company and Prudential agree that, after giving effect to the sale of the Series D Notes, the amount available under the Facility is $0.




Ace Hardware Corporation
As of January 29, 1998
Page 2

     1.2 Paragraph 9B is amended by deleting in its entirety and substituting therefor the following:

               9B. Source of Funds. The source of the funds being used by such Purchaser to pay the purchase price of the Notes being purchased by such Purchaser hereunder constitutes assets allocated to: (i) the "insurance company general account" of such Purchaser (as such term is defined under Section V of the
          United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60), and as of the date of the purchase of the Notes such Purchaser satisfies all of the applicable requirements for relief under Sections I and IV of PTCE 95-60, (ii) a separate account maintained by such Purchaser in which no employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser to the Company, participates to the extent of 10% or more or (iii) an investment fund, the assets of which do not include any assets of any employee benefit plan. For the purpose of this paragraph 9B, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

     SECTION 2. Conditions Precedent. This letter shall become effective as of January 29, 1998 upon the return by the Company to Prudential of a counterpart hereof duly executed by the Company.

     SECTION 3. Reference to and Effect on Note Agreement. Upon the effectiveness of this letter, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this letter. Except as specifically set forth in Section I hereof, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

     SECTION 4. Governing Law. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS OF SUCH STATE.


Ace Hardware Corporation
As of January 29, 1998
Page 3

     SECTION 5. Counterparts; Section Titles. This letter may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                         Very truly yours,

                              THE PRUDENTIAL INSURANCE
                                COMPANY OF AMERICA


                              By:____________________________
                                        Vice President


Agreed and Accepted:

ACE HARDWARE CORPORATION


By:______________________________
Title:_____________________________